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CUSTODY AGREEMENT

THIS CUSTODY AGREEMENT (this "Agreement"), is made as of November 16, 2016, by and between AmericaFirst Quantitative Funds, a statutory trust organized under the laws of the State of Delaware (the "Company"), and FIFTH THIRD BANK, an Ohio banking corporation (the "Custodian").

WITNESSETH:

WHEREAS, the Company desires that the Securities and cash of each of the investment portfolios identified in Exhibit A hereto, which Exhibit may be added to from time-to-time by notice from the Company to the Custodian (such investment portfolios and individually referred to herein as a "Trust" and collectively as the "Trusts"), be held and administered by the Custodian pursuant to this Agreement; and

WHEREAS, the Company is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Custodian represents that it is a bank having the qualifications prescribed in Section 26(a)(i) of the 1940 Act;

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company, the Trust(s) and the Custodian hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1

"Authorized Person" means any Officer or other person duly authorized by resolution of the

Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Trust and named in Exhibit B hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

1.2

"Board of Trustees" shall mean the Trustees from time to time serving under the Trust's

Agreement and Declaration of Trust, as from time to time amended.

1.3

"Business Day" shall mean any day recognized as a settlement day by the New York Stock

Exchange, Inc. and any other day for which the Trust computes the net asset value of the Trust.

1.4

"Custody Account" shall mean any account in the name of the Trust, which is provided for in

Section 3.2 below.

1.5

"FINRA" shall mean the Financial Industry Regulatory Authority, Inc.

1.6

"Foreign Depository" shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme,

(c) each Eligible Securities Depository as defined in Rule 17f-7 under the Investment Company Act of 1940, as amended, identified to the Trust from time to time, and (d) the respective successors and nominees of the foregoing.

1.7

"Officer" shall mean the President, any Vice President, the Secretary, any Assistant

Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

1.8

"Oral Instructions" shall mean instructions orally transmitted to and accepted by the

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Custodian because such instructions arc: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian.

1.9

"Proper Instructions" shall mean Oral Instructions or Written Instructions. Proper

Instructions may include the of recurring or continuous event only if they are Written Instructions.

1.10

"Securities" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

1.11

"Securities Depository" shall mean or The Depository Trust Company and (provided that

Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Trust) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.12

"Shares" shall mean the units of beneficial interest issued by the Trust.

1.13

"Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which any Trust has given settlement instruction to Custodian (the "Custodian") this Agreement.

1.14

"Written Instructions" shall mean (i) written communications actually received by the

Custodian and signed by one or more persons as the Board of Trustees shall have from time to time authorized, or (ii) communications by telex or any other such system from a person or persons reasonably believed by the Custodian to be Authorized, or (iii) communications transmitted electronically through the Institutional Delivery System (DS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.1

Appointment. The Trust hereby constitutes and appoints the Custodian as custodian of all

Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement, provided that such Securities or cash at all times shall be and remain the property of the Trust.

2.2

Acceptance. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth and in accordance with the 1940 Act as amended. Except as specifically set forth herein, the Custodian shall have no liability and assumes no responsibility for any noncompliance by the Trust or a Trust of any laws, rules or regulations.

2.3

Foreign Custody. If applicable and or necessary Custodian hereby accepts the delegation of responsibilities with respect to each Specified Country and agrees in performing the responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust's assets would exercise.

Custodian shall provide to the Board of Trustees at such times as deemed reasonable and appropriate based on the circumstances of Trust any Trust's foreign custody arrangements, written reports notifying the Board of Trustees of the placement of assets of the Trust with a particular Foreign Depository within a Specified

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Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets such Trust with any such Foreign Depositoiy.

ARTICLE III

CUSTODY OF CASH AND SECURITIES

3.1

Segregation. All Securities and non-cash property held by the Custodian for the account of each Trust, except Securities maintained in a Securities Depository or Book-Entry System, shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.2

Custody Account. The Custodian shall open and maintain in its trust department a custody account in the name of each Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of the Trust that arc delivered to it.

3.3

Appointment of Agents. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company that has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash any Trust and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

3.4

Appointment of Foreign Agents. Except as may otherwise be agreed upon in writing,

Assets of the Trust shall, when required, be maintained in custody of a Foreign Depository. With respect to holding Property with an Eligible Foreign Custodian, it is expressly understood and agreed that:

(i)

Custodian will endeavor, to the extent feasible, to hold securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired;

(ii)

Cash which is maintained in a foreign country will be in any currency which may be legally held in such country and may be held in non-interest bearing accounts;

Foreign Depositories may hold Securities in central securities depositories or clearing agencies in which such participates;

(iv)

Unless otherwise agreed to in writing by the parties hereto or otherwise required by local law or practice, Securities deposited with a Foreign Depository will be held in a single account in the name of Custodian or its designee sub-custodian as custodian or trustee for its customers;

(v)

Settlement of and payment for Securities received for, and delivered from the Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including without limitation, the delivery of Securities to a purchaser, broker, dealer or their prospective agents either against a receipt for future payment or without any payment (so-called "free delivery"); and

(vi)

Customer is solely responsible for the payment of and the reclamation, where applicable, of taxes. Custodian will, however, cooperate with Customers in connection with Customer's payment or reclamation of taxes and shall make the necessary filings in connection with obtaining tax exemptions and tax reclamations which are available to the Customer.

3.5

Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the

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Custodian all of the Trust applicable Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Trust with respect to such Securities, cash or other assets owned by the Trust at any time during the period of this Agreement, and (b) all cash received by the Trust for the issuance, at any time during such period, of shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.6

Securities Depositories aria Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Trust in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)

Prior to a deposit of Securities of the Trusts in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)

Securities of the Trust kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)

The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Trust maintained in a Book-Entry System or Securities Depository shall, by book-entry, or otherwise identify such Securities as belonging to such Fund.

(d)

If Securities purchased by the Trust for a Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Trust. If Securities sold by such Tnist are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Trust.

(c)

Upon request, the Custodian shall provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of any Fund is kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)

Notwithstanding any other provision in this Agreement, the Trust hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon any delivery of a Certificate or any giving of Oral Instructions, Instructions, or Written Instructions, as the case may be, that the Trust or its investment adviser has determined that the custody arrangements of each Foreign Depository provide reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the Investment Company Act of 1940, as amended.

(g)

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Trust resulting (i) from the use of a Book-Entry

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System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above or any of its or their employees, or (ii) from failure of Custodian or any such sub-custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person for any loss or damage to the Trusts arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Trust has been made whole for any such loss or damage.

3.7

Disbursement of Moneys from Custody Accounts. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Custody Account but only in the following cases:

(a)

For the purchase of Securities for the Trust but only upon compliance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above) of such Securities registered as provided in Section 3.10 below in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.6 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Trust or any nominee referred to in Section 3.10 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository for the account of the Trust with such Securities;

(b)

In connection with the conversion, exchange or surrender, as set forth in Section 3.8(0 below, of Securities owned by the Trust;

(c)

For the payment of any dividends or capital gain distributions declared by the Trust;

(d)

In payment of the redemption price of Shares as provided in Article V below;

(e)

For the payment of any expense or liability incurred by the Trust, including but not limited to the following payments for the account of a Trust: interest, taxes, administration, investment management, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of a Trust; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)

For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the FINRA, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

(g)

For transfer in accordance with the provisions of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust;

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(h)

For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)

For any other proper purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.8

Delivery of Securities from a Custody Accounts. Upon receipt of Proper Instructions, the

Custodian shall release and deliver Securities from a Custody Account but only in the following cases:

(a)

Upon the sale of Securities for the account of a Fund but only against receipt of payment therefore in cash, by certified or cashiers check or bank credit;

(b)

In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.6 above;

(c)

To an offeror's depository agent in connection with tender or other similar offers for Securities of a Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)

To the issuer thereof or its agent (i) for transfer into the name of the Trust, the Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)

To the broker selling Securities, for examination in accordance with the "street delivery" custom;

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)

Upon receipt of payment therefore pursuant to any repurchase or reverse repurchase agreement entered into by a Fund;

(h)

Upon the exercise of warrants, rights or similar Securities, provided, however, that in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)

For delivery in connection with any loans of Securities of a Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

For delivery as security in connection with any borrowings by the Trust on behalf of a Fund requiring a pledge of assets by such Fund, but only against receipt by the Custodian of the amounts borrowed;

(k)

Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or a Fund;

(1)

For delivery in accordance with the provisions of any agreement among the Trust, the

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Custodian and a broker-dealer registered under the 1934 Act and a member of the FINRA, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust on behalf of a Fund;

(m)

For delivery in accordance with the provisions of any agreement among the Trust (on behalf of a Fund), the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organiations) regarding account deposits in connection with transactions by the Trust (on behalf of a Fund); or

(n)

For any other proper corporate purposes, but only upon receipt, in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made.

3.9

Actions Not Requiring Proper Instructions. Unless otherwise instructed by the Trust, the

Custodian shall with respect to all Securities held for a Fund;

(a)

Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

(b)

Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)

Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;

(d)

Surrender interim receipts for Securities in temporary form for Securities in definitive form;

(e)

Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)

Hold for a Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

(g)

In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of any Trust.

3.10

Registration and Transfer of Securities. All Securities held for a Fund that arc issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System for the account of the Trust on behalf of a Fund, if eligible therefore. All other Securities held for a Trust may be registered in the name of the Trust on behalf of such Fund, the Custodian, or any sub-custodian appointed pursuant to Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Mist on behalf of a Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in

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proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of a Fund.

3.11

Records. (a)

The Custodian shall maintain, by Trust, complete and accurate records with respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefore and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to these necessary to comply with Section 3.1 and Rule 31a-1 and Rule 31a-2 promulgated thereunder.

(b)

All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

3.12

Fund Reports by Custodian. The Custodian shall furnish the Trust with a daily activity statement by Fund and a summary of all transfers to or from the Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement, by Fund, of the Securities and moneys held for the Trust under this Agreement.

3.13

Other Reports by Custodian. The Custodian shall provide the Trust with such reports as the Trust may reasonably request from time to time on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section 3.3 or 3.4 above.

3.14

Proxies. The Custodian, with respect to all Securities, however registered, shall cause the proxy voting rights to be exercised by the Trust or its designee. With respect to Securities issued outside of the United States, at the request of the Trust, the Custodian or it's agent will provide the Trust or it's designee with access of global proxy services (the cost of which will be paid by the Trust). Other than providing access to such provider of global proxy services, the Custodian or its Agent shall have no obligation with respect to voting such proxies.

3.15.

Information on Corporate Actions. Custodian will promptly notify the Trust of corporate actions limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-Custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such corporate actions is published by Xcitek, DTC, or received by first class mail from the transfer agent. For market announcements not yet received and distributed by Custodian's services, Trust will inform its custody representative with appropriate instructions. Custodian will, upon receipt of Trust's response within the required deadline, affect such action for receipt or payment for the Trust. For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions. Custodian will promptly notify Trust for put options only if the notice is received by first class mail from the agent. The Trust will provide or cause to be provided to Custodian with all relevant information contained in the prospectus for any security which has unique put/option provisions and provide Custodian with specific tender instructions at least ten business days prior to the beginning date of the tender period.

3.16.

Securities Class Action Services. Custodian will only provide notification of class action to Trustee. Custodian's reporting will be based on its actual knowledge of Securities that the Trust has deposited with the Bank during the teen of the current Custody Agreement. Securities held by Trust elsewhere or not in

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the account at the time Fifth Third Bank began to provide custody services are deemed to be outside of the actual knowledge of Fifth Third. Custodian will have no responsibility to file claims on behalf of the Trust.

ARTICLE IV

PURCHASE AND SALE OF INVESTMENTS OF THE FUND

4.1

Purchase of Securities. Promptly upon each purchase of Securities for the Trust, Written

Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (0 the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Fund pay out of the moneys held for the account of such Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Fund, if in the relevant Custody Account there is insufficient cash available to settle the purchase of Securities in the Fund.

4.2

Liability for Payment in Advance of Receipt of Securities Purchased. In each and every case where payment for the purchase of Securities for a Fund is made by the Custodian in advance of receipt for the account of the Fund of the Securities purchased but in the absence of specific Proper Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

4.3

Sale of Securities. Promptly upon each sale of Securities by a Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement (d) the sale price per unit, (e) the total amount payable upon such sale, and (0 the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.4

Delivery of Securities Sold. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practices and procedures in the foreign or domestic jurisdiction in which the transaction occurs, to deliver such Securities prior to actual receipt of final payment therefore. In any such case, the Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

4.5

Payment for Securities Sold, etc. In its sole discretion and from time to time, the Custodian may credit the relevant Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Trust, and (iii) income from cash, Securities or other assets of the Trust. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Trust to use funds so credited to its Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Custody Account.

4.6

Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust or it's designee to facilitate the settlement of a Trust transaction on behalf of a Fund in its Custody Account. In consideration of the services to be rendered pursuant to this agreement, Trust shall pay Custodian in accordance with the Fee Schedule annexed hereto as Schedule B. A

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compensating balance arrangement will be in place for each custody account for the Trust. Cash balance credits will be calculated daily in the custody account for each fund. The monthly aggregate cash balance credit will offset the monthly aggregate overdraft balances. The net aggregate credit or overdraft balance amount will be applied to the monthly custody fee invoice for each fund. No more than one months' custody fee can be offset by any month's net cash balance credit.

ARTICLE V

REDEMPTION OF TRUST SHARES

Transfer of Funds. From such funds as may be available for the purpose in the relevant Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of a Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions. Upon effecting payment or distribution in accordance with proper Instruction, the Custodian shall not be under any obligation or have any responsibility thereafter with respect to any such paying bank.

ARTICLE VI

SEGREGATED ASSETS

Certain Fund Transactions (e.g., when-issued securities, delayed delivery transactions, and reverse repurchase agreements) require the Fund to segregate liquid assets sufficient to cover the future liability involved in these transactions. The Fund's Investment Advisor will instruct the Custodian to segregate those assets on the Custodian's books. The Custodian need not physically segregate the assets. The Custodian may note on its books that the selected assets are "segregated". The Advisor will review the value of the segregated assets and will instruct the Custodian to place additional assets in the Segregated Asset status if the value of the assets falls below the commitment value of the Fund. The Custodian will provide Internet report access to authorized representatives of the Advisor. The Advisor will review the Custodian's report for compliance.

ARTICLE VII

CONCERNING THE CUSTODIAN

7.1

Standard of Care. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 3.3 above. The Custodian will not be liable for special incidental or punitive damages. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from sub-custodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term "Country Risks" shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country, in which it is organized, (b) such country's prevailing settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country's regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (I) market conditions which affect the order execution of securities transactions or affect the value of securities.

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7.2

Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

7.3

No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

7.4

Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

7.5

Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

7.6

Express Duties Only. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

7.7

Cooperation. The Custodian shall cooperate with and supply necessary information, by the

Trust, to the entity or entities appointed by the Trust to keep the books of account of the Trust and/or compute the value of the assets of the Trust. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's report on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Conunission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

ARTICLE VIII

INDEMNIFICATION

8.1

Indemnification. The Trust shall indemnify and hold harmless the Custodian and any sub-

custodian appointed pursuant to Section 3.3 or 3.4 above, and any nominee of the Custodian or of such sub-custodian from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section 3.3 or 3.4 above or, in the case of any such sub-custodian, from the performance of its obligations wider such custody agreement, provided that neither the Custodian nor any such sub-custodian shall be indenmified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct.

8.2

Indemnity to be Provided. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefore to the Custodian in an amount and form satisfactory to the Custodian.

Execution COPY

ARTICLE IX

FORCE MAJEURE

Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes, acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay shall use its best efforts to ameliorate the effects of any such failure or delay. Notwithstanding the foregoing, the Custodian shall maintain sufficient disaster recovery procedures to minimize interruptions.

ARTICLE X

EFFECTIVE PERIOD; TERMINATION

10.1

Effective Period. This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

10.2

Termination. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Trust and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trust at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities in the State of Ohio or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

10.3

Failure to Appoint Successor Custodian. If a successor custodian is not designated by the

Trust on or before the date of termination specified pursuant to Section 10.2 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Trust at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. If, after reasonable inquiry, Custodian cannot find a successor custodian as contemplated in this Section 10.3, then Custodian shall have the right to deliver to the Trust all Securities and cash then owned by the Trust and to transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the Trust. Thereafter, the Trust shall be deemed to be its own custodian with respect to the Trust and the Custodian shall be relieved of all obligations under this Agreement.

Execution Copy

ARTICLE XI

COMPENSATION OF CUSTODIAN

In consideration of the services to be rendered pursuant to this Agreement, Customer shall pay Custodian in accordance with the Fee Schedule annexed hereto as Schedule B, which Fee Schedule may be amended by Custodian from time to time upon thirty (30) days' prior written notice to Trust.

In addition, Trust shall be responsible for and shall reimburse Custodian for all costs and expenses incurred by Custodian in connection with this Agreement, including (without limiting the generality of the foregoing) all brokerage fees and costs and transfer taxes incurred in connection with the purchase, sale or disposition of Property, and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect to the Property, and all other similar expenses related to the administration of the Accounts incurred by Custodian in the performance of its duties hereunder (including reasonable attorney's fees and expenses).

Fees and reimbursement for costs and expenses shall be paid monthly. Custodian, will submit an itemized statement to Trust each month. In the event Custodian does not receive such payment within sixty (60) days of the date of such statement, Custodian is hereby authorized to debit the Cash Accounts for such fees, costs and expenses.

ARTICLE XII

LIMITATION OF LIABILITY

The Trust is a business trust organized under the laws of the State of Ohio and under a Declaration of Trust, to which reference is hereby made a copy of which is on file at the office of Secretary of State of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name of the Trust or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust or the Funds personally, but bind only the assets of the Trust, and all persons dealing with any of the Funds of the Trust must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

ARTICLE XIII
NOTICES

Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the receipt set forth below:

To the Trust:

Name: AmericaFirst Quantitative Funds

Attn:

Rick Gonsalves

Address:8150 Sierra College Suite 290

Roseville, CA 95661

Phone: 916-757-6113

Email: rgonsalves@afcm-quant.com

To the Custodian:

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Fifth Third Bank

Global Securities Services
Attn: Ryan Henrich

Mail Drop 1090CC

38 Fountain Square Plaza
Cincinnati, Ohio 45263
Telephone: (513) 534-6721
Facsimile: (513) 534-4735

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

ARTICLE XIV
MISCELLANEOUS

14.1

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

14.2

References to Custodian. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information or its registration statement for the Trust and such other printed matter as merely identifies Custodian as custodian for the Trust. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

14.3

No Waiver. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

14.4

Amendments. This Agreement may be amended from time to time in whole or in part. No amendment or modification of this Agreement shall become effective until expressed by an instrument in writing duly executed by the Custodian and the Fund.

14.5

Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

14.6

Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

14.7

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

14.8

Headings. The headings of sections in this Agreement arc for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

[SIGNATURES ARE ON NEXT PAGE]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

Name

/s/ Rick Gonsalves

By: Rick Gonsalves

Its: Portfolio Manager/Board Member

FIFTH THIRD BANK

By:

Its: Vice President

Execution Copy

Dated:

 , 2016

EXHIBIT A
TO THE CUSTODY AGREEMENT BETWEEN
AMERICAFIRST QUANTITATIVE FUNDS
AND FIFTH THIRD BANK

November 16, 2016
Name of Fund	Date
AmericaFirst Quantitative Strategies Fund	11/16/2016
AmericaFirst Tactical Alpha Fund	11/16/2016
AmericaFirst Income Fund	11/16/2016
AmericaFirst Defensive Growth Fund	11/16/2016
AmericaFirst Seasonal Rotation Fund	11/16/2016
AmericaFirst Large Cap Share Buyback Fund	2/1/2017

Name

/s/ Rick Gonsalves

By: Rick Gonsalves

Its: Portfolio Manager/Board Member

FIFTH THIRD BANK

By:

Its: Vice President

Execution Cony

Dated:

, 2016

SCHEDULE A

FIFTH THIRD BANK

GLOBAL CUSTODY NETWORK

COUNTRIES AND SUB-CUSTODIANS

FOR

AMERICAFIRST CAPITAL MANAGEMENT

November 16, 2016

COUNTRY

SUB-CUSTODIAN

Argentina

Banco Rio de la Plata, SA

Australia

Commonwealth Bank of Australia, Ltd.

Austria

Bank Austria AG

Bangladesh

Standard Chartered Bank

Belgium

Banque Bruxelles Lambert

Bermuda

The Bank of Bermuda

Botswana

SCMB (Stanbic Bank Botswana)

Brazil

The Bank of Boston

Bulgaria

ING Bank Sofia

Canada

Royal Bank of Canada

Chile

The Bank of Boston

China

Standard Chartered Bank

Colombia

Cititrust

Croatia

Privredna Barka

Cyprus

Bank of Cyprus

Czech Republic

Ceskoslovenska Obchodni Bank

Denmark

Den Danske Bank

EASDAQ

Banque Bruxelles Lambert

Ecuador

Citibank

Egypt

Citibank

Estonia

FIansabank

Euromarkets

Euroclear

Finland

Merita Bank, Ltd.

France

Banque Paribas

Germany

Dresdner Bank

Ghana

SCMB (Merchant Bank of Ghana Ltd.)

Greece

Paribas, Athens

Hong Kong

Hongkong and Shanghai Banking Corp.

Hungary

Citibank Budapest

Iceland

Landsbanki

India

State Bank of India

Indonesia

Hongkong and Shanghai Banking Corp.

Ireland

Allied Irish Banks Plc.

Israel

Bank Leumi LE- Israel B.M.

Italy

Banca Coimnerciale Italiana

Ivory Coast

Societe Generale de Banques en Cote d'Ivoire

Japan

Bank of Tokyo Mitsubishi Ltd.

Jordan

The British Bank of Middle East

Kenya

SCMB (Stanbic Bank of Kenya Ltd)

Latvia

Societe Generale

Lebanon

The British Bank of the Middle East

Lithuania

Vilniaus Bankas

Luxembourg

Banque Internationale a Luxembourg

Malaysia

Hongkong Bank Malaysia Berhad

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SCHEDULE A- cont'd

COUNTRY

Mauritius

Mexico

Morocco

Namibia

Netherlands

New Zealand

Nigeria

Norway

Oman

Pakistan

Peru

Philippines

Poland

Portugal

Romania

Russia (Min Fin only)

Russia (Equities & Bonds)

Russia (Equities)

Shanghai HK Connect

Singapore

Slovakia

Slovenia

South Africa

South Korea

Spain

Sri Lanka

Swaziland

Sweden

Switzerland

Taiwan

Thailand

Tunisia

Turkey

Ukraine

United Kingdom

Uruguay

Venezuela

Zambia

Zimbabwe

SUB-CUSTODIAN

Hongkong and Shanghai Banking Corp.

Banco Nacional de Mexico

Banque Commerciale du Maroc

SCMB (Stanbic Bank Nambia Ltd.)

Mees Pierson

ANZ Banking Group Ltd.

SCMB (Stanbic Bank Nigeria Ltd.)

Den Norske Bank

The British Bank of the Middle East)

Standard Chartered Bank

Citibank NA

Hongkong and Shanghai Banking Corp

Bank Handlowy W Warszawie

Banco Comercial Portugues

ING Bank- Bucharest Branch

Bank for Foreign Trade

Unexim Bank

Credit Suisse First Bonston Ltd- Moscow

Development Bank of Singapore

Ceskoslovenska Obchodna Banka

Banka

Standard Bank of South Africa

Standard Chartered Bank

Banco Bilbao Vizcaya

Standard Chartered Bank

SCMB (Stanbic Bank Swaziland Ltd)

Skandinaviska Enskilda Banken

Union Bank of Switzerland

Hongkong and Shanghai Banking Corp.

Standard Chartered Bank

Banque Internationale Arabe de Tunisie

Ottoman Bank

Bank Ukraina

The Bank of New York

BankBoston

Citibank NA

SCMB (Stanbic Bank Zambia LTd)

SCMB (Stanbic Bank Zimbabwe Ltd)